Independent Auditors' Report


The Board of Directors
Ken Crane's Laserdisc, a division of
 Ken Crane's Magnavox City, Inc.:

We have audited the accompanying balance sheet of Ken Crane's Laserdisc, a division of Ken Crane's Magnavox City, Inc. as of July 31, 1998 and the related statements of operations and divisional deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ken Crane's Laserdisc, a division of Ken Crane's Magnavox City, Inc. as of July 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        KPMG LLP



February 5, 1999

                KEN CRANE'S LASERDISC, A DIVISION OF
                 KEN CRANE'S MAGNAVOX CITY, INC.

                          Balance Sheet

                          July 31, 1998

                         (In thousands)

                             Assets

Cash                                                   $     1
Accounts receivable                                        238
Inventories                                              1,330
Prepaid expenses and other assets                           49
Property and equipment, net (note 3)                       253
                                                      --------
      Total assets                                     $ 1,871
                                                      ========

         LIABILITIES AND DIVISIONAL DEFICIENCY

Accounts payable and accrued liabilities (note 4)      $ 1,969
Customer deposits                                           38
                                                      --------
      Total liabilities                                  2,007
Divisional deficiency                                     (136)

Commitments (note 5)                                  --------

      Total liabilities and divisional deficiency      $ 1,871
                                                      ========

See accompanying notes to financial statements.

            KEN CRANE'S LASERDISC, A DIVISION OF
              KEN CRANE'S MAGNAVOX CITY, INC.

       Statement of Operations and Divisional Deficiency

                  Year ended July 31, 1998


                       (In thousands)

Net sales                                              $16,899
                                                       -------

Operating costs and expenses:
   Cost of sales                                        14,188
   Selling expenses                                      1,583
   General and administrative expenses                     897
                                                       -------
                                                        16,668
                                                       -------
          Income before income taxes                       231

Income taxes (note 4)                                       92
                                                       -------
          Net income                                       139
Divisional deficiency, beginning of year                  (275)
                                                       --------
Divisional deficiency, end of year                     $  (136)
                                                       ========


See accompanying notes to financial statements.

                 KEN CRANE'S LASERDISC, A DIVISION OF
                   KEN CRANE'S MAGNAVOX CITY, INC.

                      Statement of Cash Flows

                     Year ended July 31, 1998

                           (In thousands)


Cash flows from operating activities:
   Net income                                             $   139
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                            71
      Loss on disposal of property and equipment               25
      Provision for slow moving inventory                     342
      Change in assets and liabilities:
         Accounts receivable                                  299
         Inventories                                         (249)
         Due from Ken Crane's Magnavox City, Inc.          (1,012)
         Prepaid expenses and other assets                    (49)
         Accounts payable and accrued expenses                561
         Customer deposits                                     38
                                                          -------
             Net cash provided by operating activities        165
Net cash flows from investing activities - purchase
  of property and equipment                                  (164)
                                                          --------
             Net increase in cash                               1

Cash at beginning of year                                      --
                                                          --------
Cash at end of year                                       $     1
                                                          ========

See accompanying notes to financial statements.

                 KEN CRANE'S LASERDISC, A DIVISION OF
                   KEN CRANE'S MAGNAVOX CITY, INC.

                   Notes to Financial Statements

                          July 31, 1998


(1)BASIS OF PRESENTATION

   Ken Crane's Laserdisc (the "Company") is a division of Ken Crane's Magnavox City, Inc. (the "Parent"). The Company is in the business of selling entertainment programming on the laserdisc and digital video disc ("DVD") formats via its Internet website, mail-order catalogs and its retail store in Westminster, California.

(2)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a) Revenue Recognition

       The Company recognizes revenue when products are purchased at the retail store or when products are shipped to the customer.

   (b) Inventory

       Inventory consists primarily of laserdisc and DVD programming. Inventory is stated at the lower of cost or estimated net realizable value. Cost is determined on the first-in, first-out ("FIFO") basis using a weighted-average method. Inventory is net of an inventory reserve of $342,000.

   (c) Property and Equipment

       Property and equipment is stated at cost. Depreciation and amortization are calculated utilizing the straight-line method over the assets' estimated useful life, generally five years.

   (d) Income Taxes

       Income taxes are recorded using the asset and liability method whereby deferred tax assets and liabilities are recognized for the temporary differences between the financial statement carrying amounts and the tax bases of the Company's assets and liabilities at income tax rates expected to be in effect when such amounts are realized or settled, The effect of deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

   (e) Customer Deposits

       Customer deposits represent payments received from customers for titles which are not immediately available. In such cases, the Company has ordered the product and is waiting for its arrival. The customer deposits are recognized as revenue when the product is shipped to the customer.

   (f) Advertising Costs

       Advertising costs are expensed as incurred.

                                                         (continued)

                 KEN CRANE'S LASERDISC, A DIVISION OF
                   KEN CRANE'S MAGNAVOX CITY, INC.

                   Notes to Financial Statements

                          July 31, 1998


   (g) Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (h) Long-Lived Assets

       The Company reviews the carrying value of long-lived assets if facts and circumstances suggest that they may be impaired.
       For purposes of this review, assets are grouped at the operating company level which is the lowest level for which there are identifiable cash flows. If this review indicates that an asset's carrying value will not be recoverable, as determined based on future expected, undiscounted operating cash flows, the carrying value is reduced to fair market
       value.   No impairment was recorded during the year  ended
       July 31, 1998.

   (i) Divisional Allocations

       The Company receives allocations of certain expenses incurred by the Parent on behalf of the Company. These allocations relate to rent, payroll and other administrative items and are determined based on estimates of the related time spent by certain personnel, allocable square footage or other methods which approximate the cost of obtaining such services as if
       the  Company  was operated on a stand-alone basis.   These
       allocations are subject to ongoing review and evaluation by management.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at July 31, 1998 (in thousands):

         Furniture and fixtures               $    74
         Equipment                                109
         Computers                                113
         Software                                 157
         Leasehold improvements                    31
                                              -------
                                                  484
         Less accumulated depreciation
           and amortization                       231
                                              -------

            Property and equipment, net       $   253
                                              =======
                                                       (continued)

                 KEN CRANE'S LASERDISC, A DIVISION OF
                   KEN CRANE'S MAGNAVOX CITY, INC.

                   Notes to Financial Statements

                          July 31, 1998


(4)INCOME TAXES

   The provision for income taxes, all current, consists of the following (in thousands):

          Federal                             $    78
          State                                    14
                                              -------

                                              $    92
                                              =======

   Income tax expense differs from the statutory tax rate as applied to income before income taxes as follows (in thousands):

         Expected Federal income taxes        $    80
         State income taxes, net of
           Federal benefit                         12
                                              -------
                                              $    92
                                              =======

   The provision for income taxes represents an allocation of income taxes from the Parent. Deferred tax assets and liabilities related to this division are immaterial and are therefore not provided.

(5)COMMITMENTS

   The Company is obligated under a noncancelable operating lease for its retail store, as follows (in thousands):

             Year ending July 31:
                  1999                        $   159
                  2000                            163
                  2001                            168
                  2002                            173
                  2003                             58
                                              --------
                                              $   721
                                              ========

   Total rent expense for the year ended July 31, 1998 was approximately $200,700, which includes an allocation from the Parent for the corporate facilities rent expense.